Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of September 11, 2025 by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager with respect to the Fund’s Foreign Assets on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. “Board” shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2. “Custody Agreement” shall mean that certain Custody Agreement, dated [ ] between BNY and the Fund.

3. “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

4. “Foreign Assets” shall have the meaning provided in the Rule.

5. “Foreign Custody Manager” shall have the meaning provided in the Rule.

6. “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

7. “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

8. “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended and in effect from time to time.

9. “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under its Custody Agreement with the Fund.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1. With respect to the Foreign Assets of the Fund serviced by BNY pursuant to the Custody Agreement, the Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s foreign assets would exercise acting without bad faith, negligence, willful misconduct, willful misfeasance, fraud or reckless disregard of its duties and obligations under this Agreement (“Standard of Care”).

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements written reports notifying the Board of the placement of Foreign Assets of the Fund serviced by BNY pursuant to the Custody Agreement with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to such Foreign Assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that Foreign Assets of the Fund serviced by BNY pursuant to the Custody Agreement held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s Foreign Assets serviced by BNY pursuant to the Custody Agreement based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets of the Fund serviced by BNY pursuant to the Custody Agreement as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the Foreign Assets of the Fund serviced by BNY under the Custody Agreement with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund as soon as reasonably practicable whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established and will continue to maintain the Monitoring System.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the Standard of Care. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the Standard of Care.

3. Subject to the limitations contained in Article V, Section 1 herein, BNY shall indemnify the Fund and hold it harmless from and against direct costs, expenses, damages, liabilities, or claims, including reasonable attorneys’ and accountants’ fees, sustained or incurred by the Fund solely to the extent directly arising from or relating to BNY’s failure to exercise the Standard of Care.

4. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

5. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 240 Greenwich Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at AT&T Center, 227 W Monroe St., Chicago, IL 60606, Attention: Legal Department or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement.

9. It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the shareholders, Trustees, officers or employees of the Fund, personally, but shall bind only the trust property of the Fund, as provided in its Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board of Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Agreement and Declaration of Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I

By: /s/ Brian Binder

Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By: /s/ Robert M. Stein, Jr.

Title: Vice President

Execution

ANNEX I

Fund Name	Tax Identification

Rydex Series Funds - Europe 1.25x Strategy Fund	[Omitted]

Rydex Series Funds - Russell 2000® 1.5x Strategy Fund	[Omitted]

Rydex Series Funds - Mid-Cap 1.5x Strategy Fund	[Omitted]

Rydex Series Funds - U.S. Government Money Market Fund	[Omitted]

Rydex Series Funds - Government Long Bond 1.2x Strategy Fund	[Omitted]

Rydex Series Funds - Inverse Government Long Bond Strategy Fund	[Omitted]

Rydex Series Funds - Nova Fund	[Omitted]

Rydex Series Funds - Precious Metals Fund	[Omitted]

Rydex Series Funds - Inverse S&P 500® Strategy Fund	[Omitted]

Rydex Series Funds - NASDAQ-100® Fund	[Omitted]

Rydex Series Funds - Inverse NASDAQ-100® Strategy Fund	[Omitted]

Rydex Dynamic Funds - S&P 500® 2x Strategy Fund	[Omitted]

Rydex Dynamic Funds - Inverse S&P 500® 2x Strategy Fund	[Omitted]

Rydex Dyanmic Funds - NASDAQ-100® 2x Strategy Fund	[Omitted]

Rydex Dynamic Funds - Inverse NASDAQ-100® 2x Strategy Fund	[Omitted]

Rydex Series Funds - Energy Fund	[Omitted]

Rydex Series Funds - Financial Services Fund	[Omitted]

Rydex Series Funds - Health Care Fund	[Omitted]

Rydex Series Funds - Technology Fund	[Omitted]

Rydex Series Funds - Basic Materials Fund	[Omitted]

Rydex Series Funds - Consumer Products Fund	[Omitted]

Rydex Series Funds - Leisure Fund	[Omitted]

Rydex Series Funds - Retailing Fund	[Omitted]

Rydex Series Funds - Telecommunications Fund	[Omitted]

Rydex Series Funds - Transportation Fund	[Omitted]

Rydex Series Funds - Energy Services Fund	[Omitted]

Rydex Series Funds - Banking Fund	[Omitted]

Rydex Series Funds - Biotechnology Fund	[Omitted]

Rydex Series Funds - Electronics Fund	[Omitted]

Rydex Series Funds - Internet Fund	[Omitted]

Rydex Series Funds - Utilities Fund	[Omitted]

Rydex Series Funds - Real Estate Fund	[Omitted]

Rydex Dynamic Funds - Dow 2x Strategy Fund	[Omitted]

Rydex Dynamic Funds - Inverse Dow 2x Strategy Fund	[Omitted]

Rydex Series Funds - Inverse Russell 2000® Strategy Fund	[Omitted]

Rydex Series Funds - S&P SmallCap 600® Pure Value Fund	[Omitted]

Rydex Series Funds - S&P SmallCap 600® Pure Growth Fund	[Omitted]

Rydex Series Funds - S&P MidCap 400® Pure Value Fund	[Omitted]

Rydex Series Funds - S&P MidCap 400® Pure Growth Fund	[Omitted]

Rydex Series Funds - Inverse Mid-Cap Strategy Fund	[Omitted]

Rydex Series Funds - S&P 500® Pure Value Fund	[Omitted]

Rydex Series Funds - S&P 500® Pure Growth Fund	[Omitted]

Rydex Series Funds - Weakening Dollar 2x Strategy Fund	[Omitted]

Rydex Series Funds - Strengthening Dollar 2x Strategy Fund	[Omitted]

Rydex Series Funds - S&P 500® Fund	[Omitted]

Rydex Series Funds - Russell 2000® Fund	[Omitted]

Rydex Dynamic Funds - Russell 2000® 2x Strategy Fund	[Omitted]

Rydex Dynamic Funds - Inverse Russell 2000® 2x Strategy Fund	[Omitted]

Rydex Series Funds - High Yield Strategy Fund	[Omitted]

Rydex Series Funds - Inverse High Yield Strategy Fund	[Omitted]

Rydex Series Funds - Japan 2x Strategy Fund	[Omitted]

Rydex Series Funds - Emerging Markets 2x Strategy Fund	[Omitted]

Rydex Series Funds - Inverse Emerging Markets 2x Strategy Fund	[Omitted]

Rydex Series Funds - Emerging Markets Bond Strategy Fund	[Omitted]

Rydex Series Funds - Monthly Rebalance NASDAQ-100® 2x Strategy Fund	[Omitted]

Rydex Series Funds - Dow Jones Industrial Average® Fund	[Omitted]

Rydex Series Funds - Commodities Strategy Fund	[Omitted]

Rydex Series Funds - Multi-Hedge Strategies Fund	[Omitted]

Rydex Series Funds - Managed Futures Strategy Fund	[Omitted]

Rydex Variable Trust - Europe 1.25x Strategy Fund	[Omitted]

Rydex Variable Trust - Japan 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Russell 2000® 1.5x Strategy Fund	[Omitted]

Rydex Variable Trust - Mid-Cap 1.5x Strategy Fund	[Omitted]

Rydex Variable Trust - U.S. Government Money Market Fund	[Omitted]

Rydex Variable Trust - Government Long Bond 1.2x Strategy Fund	[Omitted]

Rydex Variable Trust - Inverse Government Long Bond Strategy Fund	[Omitted]

Rydex Variable Trust - Nova Fund	[Omitted]

Rydex Variable Trust - Precious Metals Fund	[Omitted]

Rydex Variable Trust - Inverse S&P 500® Strategy Fund	[Omitted]

Rydex Variable Trust - NASDAQ-100® Fund	[Omitted]

Rydex Variable Trust - Inverse NASDAQ-100® Strategy Fund	[Omitted]

Rydex Variable Trust - S&P 500® 2x Strategy Fund	[Omitted]

Rydex Variable Trust - NASDAQ-100® 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Energy Fund	[Omitted]

Rydex Variable Trust - Financial Services Fund	[Omitted]

Rydex Variable Trust - Health Care Fund	[Omitted]

Rydex Variable Trust - Technology Fund	[Omitted]

Rydex Variable Trust - Basic Materials Fund	[Omitted]

Rydex Variable Trust - Consumer Products Fund	[Omitted]

Rydex Variable Trust - Leisure Fund	[Omitted]

Rydex Variable Trust - Retailing Fund	[Omitted]

Rydex Variable Trust - Telecommunications Fund	[Omitted]

Rydex Variable Trust - Transportation Fund	[Omitted]

Rydex Variable Trust - Energy Services Fund	[Omitted]

Rydex Variable Trust - Banking Fund	[Omitted]

Rydex Variable Trust - Biotechnology Fund	[Omitted]

Rydex Variable Trust - Electronics Fund	[Omitted]

Rydex Variable Trust - Internet Fund	[Omitted]

Rydex Variable Trust - Utilities Fund	[Omitted]

Rydex Variable Trust - Real Estate Fund	[Omitted]

Rydex Variable Trust - Dow 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Inverse Dow 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Inverse Russell 2000® Strategy Fund	[Omitted]

Rydex Variable Trust - S&P SmallCap 600® Pure Value Fund	[Omitted]

Rydex Variable Trust - S&P SmallCap 600® Pure Growth Fund	[Omitted]

Rydex Variable Trust - S&P MidCap 400® Pure Value Fund	[Omitted]

Rydex Variable Trust - S&P MidCap 400® Pure Growth Fund	[Omitted]

Rydex Variable Trust - Inverse Mid-Cap Strategy Fund	[Omitted]

Rydex Variable Trust - S&P 500® Pure Value Fund	[Omitted]

Rydex Variable Trust - S&P 500® Pure Growth Fund	[Omitted]

Rydex Variable Trust - Weakening Dollar 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Strengthening Dollar 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Commodities Strategy Fund	[Omitted]

Rydex Variable Trust - Multi-Hedge Strategies Fund	[Omitted]

Rydex Variable Trust - Russell 2000® 2x Strategy Fund	[Omitted]

Rydex Variable Trust - Global Managed Futures Strategy Fund	[Omitted]

Rydex Variable Trust - High Yield Strategy Fund	[Omitted]

Rydex Series Multi-Hedge Strategies CFC	[Omitted]

Managed Futures Strategy CFC	[Omitted]

Rydex Series Commodities Strategy CFC	[Omitted]

Rydex Variable Multi-Hedge Strategies CFC	[Omitted]

Rydex Variable Global Managed Futures Strategy CFC	[Omitted]

Rydex Variable Commodities Strategy CFC	[Omitted]

SCHEDULE I

Specified Countries